As filed with the Securities and Exchange Commission on September 9, 2014
Registration No. 333-194144

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Amendment No. 3
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bank of Montreal
Initial Depositor
(Exact name of registrant as specified in charter)
Vaulted Gold Bullion Trust
Issuer with respect to the Gold Deposit Receipts
Delaware	1040	46-7176227
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
100 King Street
First Canadian Place
Toronto, Ontario
Canada M5X 1A1
(416) 867-6785
(Address, including zip code, and telephone number, including area code, or registrant’s principal executive offices)
Colleen Hennessy
Bank of Montreal
111 West Monroe Street
P. O. Box 755
Chicago, Illinois 60690
(312) 461-7745

Copies to:
Anna T. Pinedo, Esq. Morrison & Foerster LLP 250 West 55th Street New York, New York 10019 (212) 468-8179
Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Calculation of Registration Fee

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2) (3)
Gold Deposit Receipts	$500,000,000.00	$64,400.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(2)	This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by BMO Capital Markets Corp. in market-making transactions.
(3)	Previously paid.
___________________________________________________________________________________________________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

This pre-effective Amendment No. 3 on Form S-1/A to the Registration Statement on Form S-1 (Registration No. 333-194144), originally filed on February 26, 2014, is an exhibit-only filing to file Exhibit 10.2 to the Registration Statement as set forth in Item 16 of Part II. Accordingly, this Amendment No. 3 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the exhibits filed herewith. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits.

See Index to Exhibits.

Pursuant to the requirements of the Securities Act, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, on September 9, 2014.

BANK OF MONTREAL

By:	/s/ Cathryn E. Cranston
Cathryn E. Cranston
Senior Vice President
Finance & Treasurer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacity indicated on September 9, 2014.

Signature Name	Title	Date

*	President and	September 9, 2014
William A. Downe	Chief Executive Officer, Director

*
Thomas E. Flynn	Chief Financial Officer†	September 9, 2014

*
J. Robert S. Prichard	Chairman of The Board	September 9, 2014

*
Robert M. Astley	Director	September 9, 2014

*
Jan Babiak	Director	September 9, 2014

*
Sophie Brochu	Director	September 9, 2014

*
George A. Cope	Director	September 9, 2014

*
Christine A. Edwards	Director	September 9, 2014

*
Ronald H. Farmer	Director	September 9, 2014

*
Eric R. LaFlèche	Director	September 9, 2014

*
Bruce H. Mitchell	Director	September 9, 2014

*
Philip S. Orsino	Director	September 9, 2014

*
Martha C. Piper	Director	September 9, 2014

*
Don M. Wilson, III	Director	September 9, 2014

* By	/s/ Cathryn E. Cranston
Cathryn E. Cranston
Attorney-in-Fact

† Principal accounting officer.

INDEX TO EXHIBITS

Exhibits

*1.1	Form of Placement Agency Agreement by and among Bank of Montreal, the Trust and BMO Capital Markets Corp.

*4.1
Form of Depositary Trust Agreement by and among Bank of Montreal, BMO Capital Markets Corp., The Bank of New York Mellon, as Trustee and BNY Mellon Trust of Delaware, as Delaware Trustee, and included as an exhibit thereto, form of Gold Deposit Receipt.

*5.1	Form of Opinion of Morrison & Foerster LLP regarding the validity of the Gold Deposit Receipts.

*8.1	Form of Opinion of Morrison & Foerster LLP, as special U.S. tax counsel regarding the material federal income tax consequences.

*10.1	Form of Gold Carrier Agreement by and among Bank of Montreal and [________].

10.2	Gold Storage Agreement between Royal Canadian Mint and Bank of Montreal dated November 5, 2012.

*24.1	Power of Attorney (included in Part II of Registration Statement).

* Previously filed.